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                                                                   Exhibit 10.13


            LEASE OF 2630 EL PRESIDIO STREET, LONG BEACH, CALIFORNIA

                            LANDLORD: BRIAN L. HARVEY

                           TENANT: ALFLEX CORPORATION


ARTICLE ONE: BASIC TERMS

     This article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Leased referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     Section 1.01. Date of Lease: October 31, 1986.

     Section 1.02. Landlord: BRIAN L. HARVEY, an individual ("Landlord"). Address of Landlord: 423 Dellaggio Terrace, Los Angeles, California 90049.

     Section 1.03. Tenant: ALFLEX CORPORATION, a California corporation ("Tenant").

Address of Tenant: 2630 El Presidio Street, Long Beach, California.

     Section 1.04. Property: That certain real property located in the City of Carson, State of California and described on Exhibit "A" attached hereto and made a part hereof, together with the one building located thereon containing 120,000 square feet of office, manufacturing, and warehouse facilities, and all other improvements located thereon. Such real property, building and improvements are collectively herein referred to as the "Property." The Property is commonly known as 2630 El Presidio Street, Long Beach, California.

     Section 1.05. Lease Term: Ten (10) years beginning on the date hereof


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and ending on October 31, 1996, subject to extension in accordance with the provisions of Article 3; unless sooner terminated in accordance with the provisions of this lease ("Lease Term").

     Section 1.06. Permitted Uses: All lawful purposes consistent with the provisions of Article 6.

     Section 1.07. Rent and Other Charges Payable by Tenant:

     (a) BASE RENT: Four Hundred Thirty-Two Thousand Dollars ($432,000.00) per year during each year of the Lease Term, subject to increase as hereinafter provided, payable in equal consecutive monthly installments as set forth in
Article 4. Base Rent shall be increased on each anniversary of the Commencement Date (as hereinafter defined), in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (All Items for the Los Angeles-Long Beach Statistical Area on the basis of 1967 = 100 {the "Index}), as provided in
Section 4.02; provided, however, that the minimum and maximum increase in Base Rent for the month immediately prior to the month in which each increase takes affect shall be four percent (4%) and eight percent (8%) respectively. Such monthly rent described in this Section 1.07(a) including cumulative increase is hereinafter referred to as the "Base Rent."

     (b) OTHER PAYMENTS: It is the intention of Landlord and Tenant that the Base Rent provided herein shall be absolutely net to Landlord so the this Lease shall yield net to Landlord during the Lease Term the Base Rent as provided for herein. Therefore, except as otherwise specifically set forth in this Lease, Tenant shall pay all costs, charges and expenses of every kind and nature whatsoever relating to the Property which may arise from and after the date hereof, or become due with respect to any period from and after the date hereof and, during the Lease Term including those costs, charges and expenses which, except for the execution and delivery of this Lease would or could have


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been payable by Landlord. Tenant hereby agrees to hold Landlord harmless from and against any and all claims, losses, costs, liabilities, damages or expenses, including reasonable attorney's fees, resulting from Tenant's failure to pay all such costs, charges and expenses. Nothing herein shall require Tenant to pay any interest or principal payments under any mortgage or trust deed placed by the Landlord on the Property.

ARTICLE TWO: LEASE TERM

     Section 2.01. Lease of Property for Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of the Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

     Section 2.02. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for an indemnity Landlord against all damages incurred by Lanlord from any delay by Tenant in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination to the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE: EXTENSION OF LEASE TERM

     Section 3.01. Options to Extend Lease Term. Landlord hereby grants to


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Tenant two (2) options (each such option being hereinafter referred to individually as an "Option" and collectively as th "Options") to extend the Lease Term for additional terms of five (5) years each (each such extension being hereinafter reffered to individually as an "Extension" and collectively as the "Extensions"), on the same terms and conditions as set forth in this Lease, but at an increased rent as set forth below. Each Option shall be exercised only by notice from Tenant delivered to landlord at least six (6) months before the expiration of the Lease Term or the preceding Extension of the Lease Term, respectively. If Tenant fails to deliver to Landlord notice of the exercise of an Option within the prescribed time, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each option shall be exercisable by Tenant on the express conditions that (I) at the time of the exercise, and immediatley prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of this Lease, and (ii) Tenant has not been ten (10) or more days late in the payment of Base Rent more than a total three (3) times during the Lease Term and all preceding Extensions.

     Section 3.02. Personal Option. The Options are personal to the Tenant. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest under the Lease prior to the exercise of an Option (whether with or without Landlord's consent), such Option and succeding Options shall lapse, except that Tenant may transfer the Options to an affiliate (as defined in Section 10.02) with Landlord's prior written consent, which consent shall not unreasonably withhol. If Tenant subleases any portion of the Property or assigns or otherwise transfers interest of Tenant under this Lease after the exercise of an Option but prior to the commencement of the respective Extension (whether with or without Landlord's consent), such Option and any succeding Options shall lapse and the Lease Term shall expire as such Option were not exercised. If Tenant subleases any portion of the Property or assigns or otherwise transfers interest of Tenant under this Lease


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in accordance with the provisions of Article 10 after the exercise of an Option and after the commencement of the Extension related to such Option, then the term of this Lease shall expire upon the expiration of the Extension during which such sublease or transfer occurred and only the succeding Option shall lapse.

     Section 3.03. Rent During Extensions.

     (a) Fair Rental Value. The Base Rent shall be increased on the first day of the first (1st) month during each of the Extensions of the Lease Term to the greater of (I) the then full rental value of the Property or (ii) the Base Rent for the month immediatley preceding the commencement of the applicable Extension increased by four percent (4%). "Fair rental value" shall be determined by the agreement of the parties not later than 90 days prior to the commencement of an Extension. In the event that the parties fail to agree on the fair rental value of the Property within the time limits set forth in the preceding sentence, the parties shall appoint a real estate broker or appraiser to determine the fair rental value of the Property and the determination of such broker or appraiser shall be binding. If prior to the date which is ninety (90) days prior to the commencement of an Extension, the parties fail to agree both on the fair rental value of the Property and on a broker or appraiser to determine such fair rental value, the fair rental value of the Property shall be determined by appraisal as follows:

          (i) Prior to the date which is ninety (90) days prior to the commencement of an Extension, Landlord and Tenant shall each appoint and pay for one appraiser who is a Member of the American Institute of Appraisers. Within eighty (80) days prior to commencement of an Extension, the selected two appraisers shall agree on and appoint a third appraiser who shall also be a Member of the American Institute of Appraisers. The cost of such third appraiser shall be borne equally by Landlord and Tenant. Such three appraisersshall hereinafter be referred


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     to as the "Appraisers." The Appraisers shall determine the fair rental value of the Property. The appraisal determined by a majority of the Appraisers shall be deemed the fair rental value of the Property for purposes of this Section 3.03, and shall be binding upon Landlord and Tenant. The decision of the Appraisers shall be rendered in writing to both Landlord and Tenant not later than forty-five (45) days prior to the commencement of an Extension. In the event that a majority of the Appraisers are unable to agree on the fair rental value of the Property within the aforesaid time limit, such fair rental value shall be determined by a single arbitrator, selected by the American Arbitration Association, in accordance with the rules of the American Arbitration Association. The arbitration proceeding shall be held in Los Angeles, California, and the cost of such arbitration proceeding shall be borne equally by landlord and Tenant.

          (ii) The Appraisers or the arbitrator, as the case may be, shall determine the fair rental value of the Property in accordance with the following standard. The fair rental value of the Property shall be not less than the maximum rent for comparably sized and improved properties located in the immediate vicinity of the Property, which are leased on a "net" basis for a term which is the same as, or as close as possible in length to, the lease Term ("Similar Properties"). If there or no Similar Properties having a lease term of 20 years or 10 years with two 5 year renewal options, the Appraisers or the arbitrator, as the case may be, shall use Similar Properties having a term which starts at approximately the time of the appraisal and which extends for a period equal to the remaining portion of the Lease Term.

     (b) Supplemental Increases. The Base Rent shall be further increased on the first day of each anniversary of an Extension during each of the Extensions of the Lease Term (the "Extension Rental Adjustment Date") by


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reference to the Index defined in Section 1.07(a) of this Lease or the substitute Index described in Section 4.02 of this Lease, as follows: The Base Rent in effect immediately prior to the applicable Extension Rental Adjustment Date (the "Comparison Base Rent") shall be increased by the percentage that the index has increased from the month in which the payment of the Comparison Base Rent commenced through the month in which the applicable Extension Rental Adjustment Date occurs. The minimum and maximum percentage increase in Base Rent on each Extension Rental Adjustment Date shall be the minimum and maximum set forth in Section 1.07(a) of this Lease.

ARTICLE FOUR: BASE RENT

     Section 4.01. Time and manner of Payment. Upon execution of this Lease, Tenant shall pay landlord the Base Rent in the amount of Thirty-Six Thousand Dollars ($36,000) for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay landlord the Base Rent (subject to increase in accordance with the provisions of Section 1.07 and this Article 4), in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as landlord may designate in writing.

     Section 4.02. Cost of Living Increase. The Base Rent shall be increased at the time specified in Paragraph 1.07(a) above, (I) in proportion to the increase in the index which has occurred between the first month of the Lease Term and the month in which the rent is to be increased and (ii) subject to the minimum and maximum increases set forth in Paragraph 1.07(a). Landlord shall notify Tenant of each increase by delivering a written statement setting forth the Index for the first month of the Lease Term, the Index for the month in which the Base Rent is to be increased, the percentage increase between those two Indices, and the new amount of the Base Rent. The Base Rent shall


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not be reduced from the last previous adjusted Base Rent by reason of any decrease in the Index. Tenant shall pay the new Base Rent from its effective date until the next periodic increase. Landlord's notice may be given after the effective date of the increase since the Index for the appropriate month may be unavailable on the effective date. In such event, Tenant shall pay landlord the necessary rental adjustment for the months lapsed between the effective date of the increase and Landlord's notice of such increase within ten (10) days after Landlord's notice. If the format or components of the Index are materially changed after the Date of Lease, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the date of this Lease. Landlord shall notify Tenant of the substituted index, which shall be used to calculate the increase in the Base Rent unless Tenant objects in writing within fifteen
(15) days after receipt of Landlord's notice. If Tenant objects, the substitute Index shall be determined in accordance with the rules and regulations of the American Arbitration Association. The cost of such arbitration shall be borne equally be Landlord and Tenant.

     Section 4.03. Termination; Advance Payments. Upon termination of this Lease under Article Eight (Damage or Destruction), Article Nine (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent, Any other advance payments made by Tenant to Landlord, and accrued real property taxes, and landlord shall refund the unused portion of the security deposit, if any, to Tenant or Tenant's successor.

ARTICLE 5: OTHER CHARGES PAYABLE BY TENANT

     Section 5.01. Additional Rent. All charges payable by Tenant under


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this Lease other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

     Section 5.02. Real Property Taxes.

     (a) Payment of Taxes. Tenant shall pay all real property taxes on the Property during the Lease Term. Subject to Section 5.06 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Tenant shall promptly furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse or credit (as Landlord shall deem appropriate) Tenant for and real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent. Landlord shall furnish to Tenant copies of all tax bills received by Landlord promptly upon landlord's receipt thereof.

     (b) Definition of "Real Property Tax." "Real Property Tax" means: (I) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax of any kind now or hereafter imposed by any taxing authority against the Property; (ii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iii) any tax imposed upon the creation of the tenancy established by this Lease, or based upon a re-assessment of the Property due to a change in ownership or transfer of all or part of Landlord's interest in the Property; and (iv) any charge or fee replacing any tax previously included within the definition of real property tax. Notwithstanding the foregoing, the term "Real property tax" shall not include (a) Landlord's federal or state income, franchise, inheritance, estate, gift or succession taxes which may be payable by Landlord


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or Landlord's legal representatives, successors or assigns, or (b) any sum that might become due on account of Landlord's ownership of property other than the Property, notwithstanding that same may become a lien on, or collectible out of, the Property.

     (c) Personal Property Taxes.

          (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

          (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     (d) Tenant's Right to Contest Taxes. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If requested by Tenant, landlord shall join in the proceedings brought by Tenants. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes du, together with all costs, charges, interest and penalties incidental to proceedings. If Tenant does not pay the real property taxes when due and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord, opens and interest bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant, or pays all sums claimed to be due, into a court depository at the Superior Court of the State of California, in Los Angeles, California. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant's action is unsuccessful,


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less any applicable tax impounds previously paid by Tenant to Landlord, if any.
The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a "tax sale" or similar enforcement proceeding. Tenant shall be entitled to the benefit of any reduction in real property taxes resulting from a challenge by Tenant.

     Section 5.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property.

     Section 5.04

     (a) Casualty Insurance. During the Lease Term, Tenant, at its sole cost and expense, shall keep the Property insured against loss or damage by fire, lightening, wind storm, hail, explosions, vandalism, riot and civil commotion, aircraft and vehicles and smoke, such other casualties as are presently included in the form of casualty insurance endorsement commonly known as "extended coverage endorsement" and such other perils Landlord shall deem necessary, in an amount not less than the full replacement value from time to time during the Lease Term of the property without deductions for physical depreciation. Landlord and Tenant agree that at the date of this Lease the full replacement value of the property is $3,000,000.00. Such policy of casualty insurance shall contain an Inflation Guard endorsement.

     (b) Liability Insurance. During the lease Term, Tenant, at its sole cost and expense, shall maintain a policy of comprehensive public liability insurance insuring Landlord and Tenant against liability arising out of the ownership, use, occupancy or maintenance of the Property. The initial amount of such insurance shall be at least $15,000,000, and shall be subject to


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periodic increase based upon inflation, increased liability awards, recommendation of professional insurance advisers, and other relevant factors. However, the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. The policy shall contain cross-liability endorsements, if applicable, and shall insure Tenant's performance of the indemnity provisions of Section 6.04. Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant.

     (c) Other Insurance. In addition to the insurance required pursuant to Sections 5.04(a) and 5.04(b), Tenant shall, at all time during the Lease Term, maintain the following policies of insurance at Tenant's sole cost and expense:
(I) insurance coverage insuring the Property against damaged caused by earthquakes and floods, (ii) boiler, machinery and plate glass insurance, (iii) a rental income insurance policy payable to Landlord for twenty-four (24) months' coverage for Basic Rent, and Estimated Additional Rent (including, but not limited to, estimated real property taxes and insurance premiums), which insurance shall pay rent for any reason or in the event rent is partially or totally abated or reduced in accordance with the terms of this Lease. Tenant shall, at Tenant's expense, also maintain such primary or additional insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect its interest.

     (d) Insurance Policies; Action of Tenant. All insurance shall be maintained with companies holding a "General Policyholder's Rating" of A or better, as set forth in the most current issue of "Best's Insurance Guide." All policies of insurance required under this lease ("Insurance Policies") shall name as an additional insured, and be payable to, Landlord and if requested by Landlord the holder of any mortgage, trust, deed or similar security instrument relating to the Property, as such respective interests may appear. Any losses under the Insurance Policies shall be adjusted with the


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insurance companies by Tenant, subject to approval by Landlord, which approval shall be unreasonably withheld. Tenant shall provide Landlord with certificates acceptable to Landlord of insurance issued by each of the insurance companies issuing any of the Insurance Policies required pursuant to this Lease and said certificates shall provide, in addition to setting forth the named insureds and said payee, that the insurance issued thereunder shall not be altered or cancelled until after thirty (30) days' notice to Landlord. Reasonably satisfactory written evidence of insurance coverage for the issuers shall be furnished to Landlord not fewer than fifteen (15) days prior to the effective date of any new or substituted coverage. All of the Insurance Policies shall be primary, non-contributing, and shall contain cross-liability coverage or a cross-liability endorsement. Tenant shall not do or permit to be done anything which invalidates any such insurance policies.

     (e) Waiver of Right of Recovery. Landlord and Tenant each waives any and all rights to recover against the other, or against the officers, employees, agents, representatives, customers, or business visitors of such other party for damage to such waiving party or loss of its property or the property of others under its control arising from any cause insured against under the Insurance Policies required pursuant to the terms of this Lease, provided such waiver is permitted by the insurance companies which shall have issued the Insurance Policies. In the event that an insurance company shall require payment of an additional charge as a condition of its consent to such waiver, the party which would benefit from such waiver shall pay such additional charge. If such party refuses to pay such charge, the provisions of this Section 5.04(e) shall be applicable only to the extent permitted by the insurance companies which issued the Insurance Policies.

     Section 5.05. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest from the eleventh
(11th) day after such amount was due at a rate equal to the greater


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of twelve percent (12%) or five percent over the "prime rate" announced by Bank of America at its offices in San Francisco, California. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     Section 5.06. Impounds for Insurance Premiums and Real Property Taxes. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than three (3) times in any consecutive twelve (12) month period, or after a single failure by Tenant to pay any real property taxes when due, Tenant shall pay to Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and the insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Such payments shall be held by Landlord in an interest bearing impound account. The amount of real property taxes and insurance premiums when unknown shall be reasonably estimated by the Landlord. Funds in the impound account shall be applied by Landlord to the payment of real property taxes and insurance premium when due. Any deficiency of funds in the impound account shall be paid by Tenant to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligations which are due under this Lease.

ARTICLE SIX: USE OF PROPERTY

     Section 6.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in 1.06 above.

     Section 6.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law,


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ordinance, governmental regulation or order, or the Certificate of Occupancy issued for the Property , nor shall Tenant commit waste with respect to the Property. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulation, orders and requirements regulating the use by Tenant of the Property, including, but not limited to, the Occupational Safety and Health Act.

     Section 6.03. Signs and Auctions. Tenant shall not place any signs on the property without Landlord's prior written consent, other than signs bearing Tenants's name and business, which signs shall be in accordance with all applicable laws, regulations and ordinances. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

     Section 6.04. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all claims, losses, costs, liabilities or expenses arising from (a) the use of the Property by Tenant and its employees, agents, licensees and [invitees?], and the use of the Property by trespassers;
(b) the conduct of the Tenant's business or anything else done or permitted by Tenant to be done in or about the Property; ( c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against claims, losses, costs, liabilities and expenses at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs incurred by Landlord in connection with any such claims. Landlord will provide Tenant with reasonable evidence of such fees, costs, and expenses. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Property arising from


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any cause, and Tenant hereby waives all claims in respect thereof against
Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct.

     Section 6.05. Landlord's Access. Landlord or its agents may enter the property at all reasonable times upon reasonable prior notice to Tenant (except in case of emergency) the show the Property to potential buyers, investors or tenants or other parties, or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property at any time during the last year of the Lease Term (or the last year of the initial portion thereof, or of any Extension, as the case may be.)

     Section 6.06. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and shall have, hold and enjoy quiet and undisturbed possession of the Property for the full Lease Term, subject to the Provisions of this Lease.

ARTICLE SEVEN: CONDITIONS OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 7.01. Existing Conditions. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the property for Tenant's intended use.

     Section 7.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, supplies, merchandise, or other property of Tenant,


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Tenant's employees, invitees, customers or any other person in or about the
Property wether such damage or injury is caused by or results from (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, other defects of pipes, sprinklers, wires appliances, plumbing, air conditioning or lighting fixtures or any other cause; ( c) conditions arising in or about the Property, or from other sources or places, or (d) any act or omission of any other person. Landlord shall not be liable for any such damage or injury even though the cause of such damage or injury, or the means of repairing such damage or injury, are not accessible to Tenant. The provisions of this Section 7.02 do not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.
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        fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property, or from other sources or places, or
        (d) any act or omission of any other person. Landlord shall not be liable for any such damage or injury even though the cause of such damage or injury, or the means of repairing such damage or injury, are not accessible to Tenant. The provisions of this Section 7.02 do not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

             Section 7.03.  Tenant's Obligations.

             (a) Tenant shall keep the Property (including all structural, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair during the Lease Term, ordinary wear and tear excepted. Tenant shall promptly replace any portion of the Property or system or equipment in the Property which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term. If Tenant shall fail to perform its maintenance obligations under this Lease, Landlord shall have the right, upon notice of Tenant, to undertake such maintenance (including, but not limited to, preventive maintenance) at Tenant's expense. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive and fully operative condition.

             (b) All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant fails to maintain and repair the Property, Landlord may, on thirty (30) days' prior notice (except that no notice shall be required in case of emergency) enter the Property and perform such repair and maintenance on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs so incurred immediately upon demand. Landlord shall provide Tenant with reasonable evidence of the costs so incurred.

             Section 7.04. Landlord's Obligations. Subject to the provisions of Article Eight (Damage or Destruction) and Article Nine (Condemnation), Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Property at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate the Lease due to the condition of the Property.

             Section 7.05. Alterations, Additions and Improvements.

             (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent in each instance, except for non-structural alterations which do not exceed Fifty Thousand Dollars ($50,000) in each instance. At Landlord's request, Tenant shall provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 7.05(a) upon Landlord's written request. All alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord, which approval shall not be unreasonably withheld. Upon completion of any such work, Tenant shall provide Landlord with

        "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

             (b) Tenant shall pay when due all claims for labor and material ordered by Tenant and furnished to the Property or shall post a bond for the benefit of Landlord (but at Tenant's expense) insuring against collection of sums due under such claims out of the Property. Tenant shall give Landlord at least thirty (30) days' prior notice of the commencement of any work on the Property. Landlord may elect to record and post notices of non-responsibility on the Property.

             Section 7.06. Condition upon Termination. Upon the termination of this Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Eight (Damage or Destruction). In addition, Tenant shall restore the Property to its prior condition, all at Tenant's expense, subject to Tenant's right to remove any and all machinery and equipment from the Property. All alterations, additions and improvements not removed by Tenant shall become Landlord's property and shall be surrendered to Landlord upon the termination of this Lease. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any machinery and equipment. In no event, however, shall Tenant remove fixtures and any portions of building systems.

        ARTICLE EIGHT:  DAMAGE OR DESTRUCTION

             Section 8.01. Partial Damage to Property. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged and if the proceeds received by Landlord from the Insurance Policies are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. To the extent that funds are made available to Landlord by Tenant, Landlord shall assist Tenant in repairing any damage to Tenant's fixtures, equipment, or improvements. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the Insurance Policies, Landlord may elect either to (a) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (b) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within sixty (60) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under the Insurance Policies, and, if the damage was due to an act or omission of Tenant, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property; provided, however, that Landlord makes insurance proceeds available to Tenant for such repairs. Tenant shall give Landlord notice of such election within ten (10) days after receiving Landlord's termination notice. If the damage to the Property occurs during the last one (1) year of the Lease Term or any Extension, Landlord may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. In such event, Landlord shall not be obligated to repair or restore the Property and Tenant shall have no right to continue this Lease. Landlord shall notify Tenant of its election within sixty (60) days after receipt of notice of the occurrence of the damage.

             Section 8.02. Total or Substantial Destruction. If the Property is totally or substantially destroyed by any cause whatsoever, this Lease shall terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds. However, unless the damage occurs within the last two (2) years of the Lease Term, if the Property can be rebuilt within one (1) year after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case, this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of total or substantial destruction. If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

             Section 8.03. Temporary Induction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Eight, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, Insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

             Section 8.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial destruction of leased property. Tenant agrees that the provisions of Section 8.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction of the Property.

        ARTICLE NINE:  CONDEMNATION

             If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes actual possession. If such portion of the Property is taken as shall prevent Tenant from using the remaining property for an aluminum rolling mill, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession, by delivering notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property;
        (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, provided that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

        ARTICLE TEN:  ASSIGNMENT AND SUBLETTING

             Section 10.01. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent in each instance, except as provided in Section 10.02 below. Landlord shall grant or withhold its consent as provided in
        Section 10.04 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than 20% of the partnership interests shall require Landlord's consent. If Tenant is a corporation, any action or series of actions resulting in any change in a controlling interest of the voting stock of the corporation shall require the Landlord's consent.

             Section 10.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, with Landlord's prior written consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, the Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease and shall deliver such assumption to Landlord prior to this simultaneously with the granting by Landlord of its consent, if such consent is granted.

             Section 10.03. No Release of Tenant. No transfer permitted by this Article Ten, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any obligations of Tenant under this lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Ten. Consent to the transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this lease, Landlord may proceed directly against Tenant without pursuing remedies at the transferee. Landlord may consent to subsequent assignment or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

              Section 10.04. Landlord's Election. Tenant's request for consent to any transfer described in Sections 10.02 and 10.03 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right (a) to withhold consent, in which event this Lease shall continue in full force and effect; (b) to grant consent (subject to such conditions as Landlord shall deem necessary or appropriate); or (c) if the transfer is a sublease of (i) taking possession of the Property and recovering from Tenant the amount specified in this Paragraph 11.03(a), or (ii) proceeding under Paragraph 11.03(b);

        (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder;

        (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

    Section 11.04. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE TWELVE: PROTECTION OF LEESEE

     Section 12.01. Subordination and Non-Disturbance. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any removals, modifications, consolidations replacements or extensions hereof whenever made or recorded. However, Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. Landlord shall use commercially reasonable efforts to obtain a non-disturbance agreement embodying the provisions of the immediately preceding sentence from all current and future holders of trust deeds affecting the Property ("Mortgagees") provided, however, that Landlord shall not be required to pay any sum demanded by any Mortgagee as consideration for such non-disturbance agreement. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, of trust or mortgage or the date of recording thereof.

    Section 12.02. Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under the deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest. Landlord shall not assert any claim against Tenant for any sums due under this Lease paid by Tenant to a third party after receipt by Tenant of notice in writing from Landlord directing Tenant to pay any such sums to such third party, and before Tenant receives notice from Landlord revoking such direction.

    Section 12.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within twenty (20) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

        Section 12.04. Estoppel Certificates.

                (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying:
        (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated (or if Tenant believes it has been cancelled or terminated, so stating);
        (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; and (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why). Tenant shall deliver such statement to Landlord within fifteen (15) days after Landlord's request. Persons to whom such statement is delivered, may rely conclusively upon such statement as true and correct.

                (b) If Tenant does not deliver such statement to Landlord within such fifteen (15) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and
        (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

        Section 12.05. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants the Landlord that (a) each such financial statement is a true and accurate statement as of the date of such statement and (b) at all times after the date of any such statement during the
        Term or any extension thereof, Tenant's net worth, as stated therein, shall not be reduced below a point which Landlord reasonably believes impairs Tenant's ability to perform his obligations under this Lease. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

ARTICLE THIRTEEN: LEGAL COSTS

        Section 13.01. Legal Proceedings. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the leasing party in such action. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is such a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

        Section 13.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Ten (Assignment and Subletting), or in connection with any other act which tenant proposes to do and which requires Landlord's consent. Landlord shall provide Tenant with reasonable evidence of such costs and expenses.

ARTICLE FOURTEEN: MISCELLANEOUS PROVISIONS

        Section 14.01. Non-Discrimination. Landlord and tenant mutually agree, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

        Section 14.02. Landlord's Liability; Certain Duties.

        (a) As used in this Lease, the term "Landlord" means the current owner or owners of the fee title to the Properties, the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer, but shall remain liable with respect to obligations of Landlord to have been performed after the date of this Lease and prior to the date of the transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

        (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiaries of any deed of trust encumbering the Property whose name and title have been furnished to Tenant in writing. Landlord shall be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty
(30) day period and thereafter is diligently pursued to completion. If Tenant reasonably believes that the conduct of its business on the Property is materially adversely affected by such non-performance by Landlord, Tenant shall have the right to cure such non-performance following the expiration of five
(5) days after notice to Landlord of Tenant's intention to cure Landlord's non-performance.

        Section 14.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

        Section 14.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant and Landlord, the terms "Tenant" and "Landlord" shall include, as the case may be, Tenant's and Landlord's agents, employees, contractors, invitees, successors or others using the Property with Tenant's or Landlord's expressed or implied permission.

        Section 14.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

        Section 14.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered, sent by overnight delivery service, or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in
Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery (as evidenced by receipt), if personally delivered or delivered by overnight delivery service, and three (3) days after deposit in the U.S. mails, if mailed. Either party may change its notice address upon written notice to the other party. Copies of all notices addressed to Landlord shall be sent to:

                Richard M. Harvey, Esq.
                Mitchell, Silberberg & Knapp
                11377 West Olympic Boulevard
                Los Angeles, CA 90964

Copies of all notices addressed to Tenant shall be sent to:

                Robert M. Hirsh, Esq.
                Paul, Weiss, Rifkind, Wharton & Garrison
                1205 Avenue of the Americas
                New York, NY 10419

and to:

                Jeffrey J. Keenan
                AEA Investors Inc.
                640 Fifth Avenue
                New York, NY 10919

        Section 14.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     Section 14.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded.

     Section 14.09. Binding Effect; Choice of Law. This lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor, unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the State of California shall govern this Lease.

     Section 14.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a genuine partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

     Section 14.12 Force Majeure. If either Landlord or Tenant cannot perform any of its obligations due to events beyond Landlord's or Tenant's (as the case may be) control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond the parties' control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restrictions and weather conditions.

ARTICLE FIFTEEN: BROKERS

Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker or other person who might be entitled to any commission, finder's fee or other similar payment (collectively, "Commission") in connection with the transactions contemplated by this Lease. Each of Landlord and Tenant shall indemnify the other from any claim by any person alleging a right to receive a Commission in connection with the transactions contemplated by this Lease which arises out of the acts of the indemnifying party.

        Landlord and Tenant have signed this Lease at a place and on the dates specified adjacent to their signatures below.

Signed on November 1, 1986                  BRIAN L KARVEY, an individual
at New York, New York

                                            /s/ Brian L. Karvey
                                            -----------------------------
                                            By: Brian L. Karvey
                                                "LANDLORD"

Signed on November 1, 1986                   ALFLEK CORPORATION,
at New York, New York                        a California Corporation


                                             By: /s/ Jeffrey J. Keenan
                                                -------------------------
                                                Its: VP
                                                    --------------------


                                              By: /s/ Brian L. Karvey
                                                 -------------------------
      (Corporate Seal)                           Its: President
                                                     --------------------
                                                         "TENANT"

                                  EXHIBIT A

PARCEL 12 OF PARCEL MAP NO. 3344, IN THE CITY OF CARSON, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND KNOWN ON MAP FILES IN ROOM 41 PACK 56 OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM THAT PORTION OF SAID LAND LYING WITH THE LINES OF THE LAND DESCRIBED IN DEED RECORDED BOOK SUCH PAGE 106 OFFICIAL RECORDS. ALL OIL, GAS AND OTHER HYDROCARBON AND OTHER MINERALS IN AND UNDER SAID REAL PROPERTY, TOGETHER WITH THE SOLE AND EXCLUSIVE RIGHT AS HEREINAFTER LIMITED, TO DRILL, REDRILL, DEEPEN, COMPLETE AND MAINTAIN WELLS AND WELL HOLES UNDER, THROUGH AND BEYOND AND TO DRILL FOR, PRODUCE, EXTRACT, TAKE, AND REMOVE OIL, GAS AND OTHER HYDROCARBONS AND OTHER MINERALS FROM AND BEYOND SAID REAL PROPERTY, PROVIDED, HOWEVER, THE FOREGOING RIGHTS AND THE EXERCISE THEREOF ARE AND SHALL BE SUBJECT TO THE FOLLOWING LIMITATIONS. TO WIT:

NEITHER THE GRANTORS NOR ANYONE CLAIMING UNDER OR THROUGH THE GRANTORS SHALL HAVE OR EXERCISE ANY RIGHT OF ENTRY UPON, THROUGH OR BEYOND SAID REAL PROPERTY EXCEPT BENEATH A DEPTH OF 800 FEET BELOW THE XXXX SURFACE OF SAID REAL PROPERTY, NOR TO IN ANY WAYS AFFECT THE SURFACE USE OF SAID REAL PROPERTY, AS RESERVED IN DEED RECORDED OCTOBER 14, 1987 AS INSTRUMENT NO. 1760, 1762, 1763 AND 1767.